Exhibit 10.7
DOVER CORPORATION
2005 EQUITY AND CASH INCENTIVE PLAN
(as amended effective May 4, 2006)
A. PURPOSE AND SCOPE OF THE PLAN
     1. Purpose. The 2005 Equity and Cash Incentive Plan (the “Plan”) is intended to promote the long-term success of Dover Corporation by providing salaried officers and other key employees of Dover Corporation and its subsidiaries, on whom major responsibility for the present and future success of Dover Corporation rests, with long-range and medium-range inducement to remain with the organization and to encourage them to increase their efforts to make Dover Corporation successful. The term “Corporation” shall mean Dover Corporation and any present or future corporation which is or would be a “subsidiary corporation” of Dover Corporation as defined in Section 424 of the Internal Revenue Code of 1986, as amended (the “Code”), unless the context requires otherwise.
     2. Successor Plan. The Plan is the successor to the 1995 Incentive Stock Option Plan and 1995 Cash Performance Program (the “Predecessor Plan”). No further grants of options, restricted stock or cash performance awards may be made under the Predecessor Plan after the Predecessor Plan expires on January 30, 2005. Options, restricted stock and performance awards under the Predecessor Plan shall be administered pursuant to the provisions of the Predecessor Plan.
     3. Administration. The Plan shall be administered and interpreted by the Compensation Committee or such other Committee of the Board of Directors as the Board may designate if there is no Compensation Committee (the “Committee”), consisting of not less than three (3) persons appointed by the Board of Directors of Dover Corporation from among its members. A person may serve as a Committee member provided he or she shall comply in all respects with any qualifications required by law, including specifically being a “non-employee director” for purposes of the rules promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and an “outside director” for purposes of Section 162(m) of the Code, and satisfying any other independence requirement under applicable law and regulations. The Committee will have sole and complete authority to administer all aspects of the Plan, including but not limited to: (a) determining the individuals eligible to receive stock options, SSARs (as defined in Paragraph 6), restricted stock and/or cash performance awards under the Plan; (b) granting options, SSARs, restricted stock and cash performance awards; (c) determining the number of shares to be subject to options and SSARs, and the amount of restricted stock and cash performance awards to be granted to any such eligible individuals at any time or from time to time; (d) determining the terms and conditions under which option and SSAR grants, restricted stock awards and cash performance awards will be made; and (e) determining whether objectives, conditions and performance criteria for cash performance awards and, if applicable, restricted stock awards have been met. The Committee may, subject to the provisions of the Plan, from time to time establish such rules and regulations as it deems appropriate for the proper administration of the Plan. The Committee’s decisions shall be final, conclusive and binding with respect to the interpretation and administration of the Plan and any grants or awards made thereunder.
     4. Eligibility. Option and SSAR grants, restricted stock awards and cash performance awards may be made to any employee of the Corporation who is a salaried officer or other key employee, including salaried officers who are also members of the Board of Directors (hereinafter sometimes referred to as “participants”). The Committee shall select the participants eligible and determine the terms of the grants and awards to each.
     5. Shares Available for Grant. An aggregate maximum of 20,000,000 shares of common stock of Dover Corporation (the “Common Stock”) will be reserved for issuance upon exercise of options to purchase Common Stock granted under the Plan, the exercise of SSARs granted under the Plan, and for awards of restricted stock. This maximum number is subject to appropriate adjustment resulting from future stock splits, stock dividends, recapitalizations, reorganizations and other similar changes to be computed in the same manner as that provided for in Paragraph 14 below. If any option, SSAR, or award of restricted stock granted under the Plan expires, terminates, or is forfeited or canceled for any reason, the number of unpurchased, forfeited or cancelled shares under such option, right or award will again be available under the Plan.
B. STOCK OPTION AND SSAR GRANTS
     6. Stock Options and SSARs. Options to purchase shares of Common Stock may be granted under the terms of the Plan and shall be designated as either “non-qualified” stock options or “incentive” stock options (“ISOs”) within the meaning of Section 422 of the Code. Stock appreciation rights that are settled upon exercise by the issuance of shares of Common Stock (“SSARs”) may be granted under the terms of the Plan. SSARs shall be granted separately from options and the exercise of an SSAR shall not be linked in any way to the exercise of an option and shall not affect any option award then outstanding. Stock option grants and SSARs shall contain such terms and conditions as the Committee may from time to time determine, subject to the following limitations:
Exercise Price. The price at which shares of Common Stock may be purchased upon exercise of an option shall be fixed by the Committee and may be equal to or more than (but not less than) the fair market value (as defined below) of a share of the Common Stock as of the date the option is granted.
Base Price. The base price of an SSAR shall be fixed by the Committee and may be equal to or more than (but not less than) the fair market value of a share of the Common Stock as of the date the SSAR is granted.
Fair Market Value. For purposes of the Plan, the fair market value of a share of Common Stock on the date the option or SSAR is granted shall be determined in good faith by the Committee on the basis of such considerations as the Committee deems appropriate from time to time, including, but not limited to, such factors as the closing price for a share of Common Stock on such day (or, if such day is not a trading day, on the next trading day) on the principal United States exchange on which the Common Stock then regularly trades (the “Exchange”), the average of the closing bid and asked prices for a share of Common Stock on the Exchange on the date the option or SSAR is granted by the Committee or the average of the high and low sales price of a share of Common Stock on the Exchange on the date the option or SSAR is granted by the Committee (“fair market value”). The Committee shall be authorized, in its discretion, to round the fair market value of a share of Common Stock to the nearest whole number or quarterly fraction thereof.
Term. The term of each option or SSAR will be for such period as the Committee shall determine as set forth in the stock option or SSAR agreement, but in no event shall the term of an option or SSAR be greater than 10 years from the date of grant.
Rights of Holder. A recipient of stock options or SSARs shall have no rights as a stockholder with respect to any shares issuable or transferable upon exercise thereof until the date of issuance of a stock certificate for such shares. Except as specifically set forth in Paragraph 14 below, no adjustment shall be made for dividends or other distributions of cash or other property on or with respect to shares of stock covered by options or SSARs paid or payable to holders of record prior to such issuance.
Limits on Individuals. The maximum number of shares of Common Stock covered by all options and SSARs granted to a single participant in any year may not exceed 600,000. The aggregate fair market value (determined on the date of grant) of Common Stock with respect to which a participant is granted ISOs (including ISOs granted under the Predecessor Plan) which first become exercisable during any given calendar year shall not exceed $100,000.
     7. Exercise. An option or SSAR granted under the Plan shall be exercisable during the term of the option or SSAR subject to such terms and conditions as the Committee shall determine and are specified in the stock option or SSAR agreement, not inconsistent with the terms of the Plan; provided, however, that except as set forth in Paragraphs 11, 14 and 35, no option or SSAR may be exercised prior to the third (3rd) anniversary of the date of its grant and any partial exercise of an option or SSAR shall be with respect to not fewer than 500 shares. In addition, the Committee may condition the exercise of an option or SSAR upon the attainment by the Corporation or any subsidiary or division or by the participant of any performance objectives set by the Committee. The shares to be issued upon exercise of an option or SSAR will be either treasury or authorized and unissued stock, in the sole discretion of the Corporation.
     Option. To exercise an option, the option holder must give written notice to the Corporation of the number of shares to be purchased accompanied by payment of the full purchase price of such shares as set forth in Paragraph 8. The date when the Corporation has actually received both such notice and payment shall be deemed the date of exercise of the option with respect to the shares being purchased and the stock certificates therefor shall be issued as soon as practicable thereafter.
     SSAR. To exercise an SSAR, the SSAR holder must give written notice to the Corporation of the number of SSARs being exercised as provided in the SSAR agreement. No payment shall be required to exercise an SSAR. The date of actual receipt by the Corporation of such notice shall be deemed to be the date of exercise of the SSAR and the stock certificates issued in settlement of such exercise therefor shall be issued as soon as practicable thereafter. Upon the exercise of an SSAR, the SSAR holder shall be entitled to receive from the Corporation for the SSARs being exercised that number of whole shares of Common Stock having a fair market value on the date of exercise of the SSAR equal in value to the excess of (A) the fair market value of a share of Common Stock on the exercise date multiplied by the number of SSARs being exercised over (B) the sum of (i) the base price of the SSAR being exercised multiplied by the number of SSARs being exercised, plus (ii) unless the holder elects to pay such tax in cash, any amount of tax that must be withheld in connection with such exercise. For this purpose, the fair market value of a share of Common Stock on the date of exercise of a SSAR shall be the average of the high and low sales price of a share of Common Stock on the Exchange on the date a SSAR is exercised or if no sales have occurred on that date, such value will be the closing price per share on the next trading date following the exercise of the SSAR. Fractional shares of Common Stock shall be disregarded upon exercise of an SSAR unless otherwise determined by the Committee.
     8. Payment of Exercise Price. Payment of the option exercise price must be made in full at the time of exercise (a) by check made payable to the Corporation, (b) by transfer to the Corporation of shares of Common Stock owned by the participant, or (c) with a combination of the foregoing. If payment is made by the transfer of shares, the shares of Common Stock to be transferred to the Corporation must have been owned by the option holder for more than six (6) months on the date of transfer (or such other period as may be required to prevent the Corporation from incurring an adverse accounting charge), the value per share of the shares so transferred to the Corporation to be credited toward the purchase price will be the average between the high and the low sales price per share of Common Stock on the Exchange on the date the option is exercised or, if no sales have occurred on that date, such value will be the closing price per share on the Exchange on the next trading day following the exercise of the option. The shares transferred to the Corporation will be added to the Corporation’s treasury shares or canceled and become authorized and unissued shares.
     9. Transfers. The options and SSARs granted under the Plan may not be sold, transferred, hypothecated, pledged or otherwise disposed of by any of the holders except by will or by the laws of descent and distribution, or as otherwise provided herein. The option or SSARs of any person to acquire stock and all rights thereunder shall terminate immediately if the holder attempts to or does sell, assign, transfer, pledge, hypothecate or otherwise dispose of the option or SSAR or any rights thereunder to any other person except as permitted herein. Notwithstanding the foregoing, a participant may transfer any non-qualified stock option (but not ISOs or SSARs) granted under this Plan to members of the holder’s immediate family (defined as a spouse, children and/or grandchildren), or to one or more trusts for the benefit of such family members if the instrument evidencing such option expressly so provides and the option holder does not receive any consideration for the transfer; provided that any such transferred option shall continue to be subject to the same terms and conditions that were applicable to such option immediately prior to its transfer (except that such transferred option shall not be further transferred by the transferee during the transferee’s lifetime).
     10. Registration. The Corporation will stamp stock certificates delivered to the stockholder with an appropriate legend if the shares are not registered under the Securities Act of 1933, as amended (the “Securities Act”), or are otherwise not free to be transferred by the holder and will issue appropriate stop-order instructions to the transfer agent for the Common Stock, if and to the extent such stamping or instructions may then be required by the Securities Act or by any rule or regulation of the Securities and Exchange Commission issued pursuant to the Securities Act.

     11. Effect of Death, or Permanent Disability or Retirement. If an option or SSAR holder dies or becomes permanently disabled while employed by the Corporation, all options or SSARs held by such holder shall become immediately exercisable and the holder or such holder’s estate or the legatees or distributees of such holder’s estate or of the options or SSARs, as the case may be, shall have the right, on or before the earlier of the respective expiration date of an option or SSAR or sixty (60) months following the date of such death or permanent disability, to exercise any or all options or SSARs held by such holder as of such date of death or permanent disability. If an option or SSAR holder retires at or after age 62, the holder shall have the right, on or before the earlier of the expiration date of the option or SSAR or sixty (60) months following the date of such retirement, to purchase shares under any options or SSARs which at retirement are, or within sixty (60) months following retirement become, exercisable.
If the employment of a holder of an option or SSAR terminates for any reason other than (i) the reasons specified above or (ii) termination for “cause” (as defined below), and one of the following sets of circumstances is applicable: (a) the holder has at least 10 years of service with the Corporation (including service with any subsidiary corporation of the Corporation while it is owned by the Corporation), the sum of the holder’s years of service plus his or her age on the date of such termination equals at least 65 and the holder satisfies the notice requirements set forth below (“Early Retirement I”), (b) the holder has at least 15 years of service with the Corporation (including service with any subsidiary corporation of the Corporation while is it owned by the Corporation), the sum of the holder’s years of service plus his or her age on the date of such termination equals at least 70 and the holder satisfies the notice requirements set forth below (“Early Retirement II”), or (c) such holder’s employment with the Corporation terminates due to the sale of stock or assets of the subsidiary corporation (or line of business) by which the holder is employed and the holder is so employed in good standing by the subsidiary or line of business through the date of such sale (“Early Retirement III”; each of Early Retirement I, II and III from time to time being referred to herein as “Early Retirement”), the holder shall have the right (subject to the provisions of Paragraph 36 below), (x) in the event of Early Retirement I, on or before the earlier of the expiration date of the option or SSAR or twenty-four (24) months following the date of such Early Retirement, to exercise, and acquire shares under, any options or SSARs which at such termination are, or within twenty-four (24) months following such termination become, exercisable, (y) in the event of Early Retirement II, on or before the earlier of the expiration date of the option or SSAR or thirty-six (36) months following the date of such Early Retirement, to exercise, and acquire shares under, any options or SSARs which at such termination are, or within thirty-six (36) months following such termination become, exercisable, or (z) in the event of Early Retirement III, on or before the earlier of the expiration date of the option or SSAR or twelve (12) months following the date of such Early Retirement, to exercise, and acquire shares under, any options or SSARs which at such termination are, or within twelve (12) months following such termination become, exercisable. Notwithstanding the above, if a holder taking Early Retirement III would also qualify for Early Retirement I or II excluding the notice requirement, the holder shall be entitled to the benefits of Early Retirement I or II, as appropriate.
In order to be eligible for Early Retirement I or II, the holder must give six (6) months advance notice of retirement and must continue to be employed by the Corporation (or any subsidiary corporation provided such subsidiary corporation continues to be owned by the Corporation throughout the notice period) and perform his or her duties throughout such notice period. Failure to satisfy the notice requirement will render the holder ineligible for Early Retirement I or II notwithstanding the satisfaction by the holder of all other applicable requirements. Dover’s Chief Executive Officer shall have the authority to reduce or waive the required notice period.
     12. Voluntary or Involuntary Termination. If any option or SSAR holder’s employment with the Corporation is voluntarily or involuntarily terminated for any reason, other than for reasons or in circumstances specified above or for “cause” (as defined below), the holder shall have the right at any time on or before the earlier of the expiration date of the option or SSAR or three (3) months following the effective date of such termination of employment, to exercise, and acquire shares under, any options or SSARs which at such termination are exercisable.
     13. Termination for Cause. If an option or SSAR holder’s employment with the Corporation is terminated for cause (defined as (a) a felony conviction of the holder; (b) the commission by the holder of an act of fraud or embezzlement against the Corporation; or (c) the holder’s willful misconduct or gross negligence materially detrimental to the Corporation), the option or SSAR shall be canceled and the holder shall have no further rights to exercise any such option or SSAR and all of such holder’s rights thereunder shall terminate as of the effective date of termination of employment.
     14. Effect of Stock Dividends, Merger, Recapitalization or Reorganization or Similar Events. If any Common Stock dividend is paid by the Corporation, if any non-cash distribution is made by the Corporation as respects its Common Stock, if the shares of Common Stock are split or reclassified, if the Corporation should be reorganized or consolidated or merged with or into another corporation, or if all or substantially all the assets of the Corporation are transferred to any other corporation in a reorganization, each option or SSAR holder shall be entitled, upon exercise of such holder’s option or SSAR, to receive for the same aggregate exercise price in the case of an option, or upon exercise of the SSAR, the same number and kind of shares of stock (to the nearest whole number) as he or she would have been entitled to receive upon the happening of such stock dividend, distribution, stock split, reclassification, reorganization, consolidation, merger or transfer, if he or she had been, immediately prior to such event, the holder of such shares. Outstanding options and SSARs shall be appropriately amended as to exercise price or base price and other terms in a manner consistent with the aforementioned adjustment to the shares of Common Stock subject to the Plan. The adjustments to be made pursuant to this Paragraph 14 shall meet the requirements of Section 409A of the Code and the regulations thereunder. The Board of Directors shall have the power, in the event of any disposition of substantially all of the assets of the Corporation, its dissolution, any merger or consolidation, or the merger or consolidation of any other corporation into the Corporation, to amend all outstanding options and SSARs to permit their exercise prior to the effectiveness of any such transaction and to terminate such options or SSARs as of such effectiveness. If the Board of Directors shall exercise such power, all options and SSARs outstanding shall be deemed to have been amended to permit the exercise thereof in whole or in part by the holder at any time or from time to time as determined by the Board of Directors prior to the effectiveness of such transaction and such options and SSARs shall be deemed to terminate upon such effectiveness.
     15. Change in Control. Options and SSARs and grantees of options and SSARs shall be subject to the terms of Paragraph 35 below related to a change in control of the Corporation.

C. RESTRICTED STOCK AWARDS
     16. Grant. Subject to the provisions and as part of the Plan, the Committee shall have the discretion and authority to award to persons eligible to participate in the Plan shares of Common Stock which are subject to specified forfeiture restrictions during a specified restriction period and subject to the other applicable terms of the Plan (“restricted stock”). Subject to the provisions of the Plan, awards of restricted stock shall contain such terms and conditions as the Committee may determine at the time of award; provided, however, in no event shall the aggregate number of shares of restricted stock awarded under the Plan exceed five percent (5%) of the total number of shares reserved for issuance under the Plan in accordance with Paragraph 5 hereof.
     17. Term of Restriction Period. The Committee may adopt such vesting schedules, not less than one (1) year and not longer than five (5) years from the date of the award, as it may deem appropriate with respect to awards of restricted stock and may condition the lapse of the restrictions applicable to an award upon the attainment by the Corporation or any subsidiary or division or by the participant of any performance objectives set by the Committee.
     18. Issuance of Shares. Certificates issued for restricted stock shall be registered in the name of the participant and deposited by the participant with the Secretary of the Corporation, together with a stock power endorsed in blank. Upon lapse of the applicable restriction period and/or attainment of any applicable performance objectives and/or satisfaction of any other restrictions, the Corporation shall deliver such certificates to the participant. In the event that the shares of restricted stock are forfeited, such shares automatically shall be transferred back to the Corporation. The Corporation will stamp the stock certificates delivered to the participant with an appropriate legend if the shares are not registered under the Securities Act, or are otherwise not free to be transferred by the participant and will issue appropriate stop-order instructions to the transfer agent for the Common Stock, if and to the extent such stamping or instructions may then be required by the Securities Act or by any rule or regulation of the Securities and Exchange Commission issued pursuant to the Securities Act.
     19. Dividends and Voting Rights. In the discretion of the Committee, dividends which become payable with respect to restricted stock during the restriction period will be reinvested in additional shares of restricted stock for the account of the award recipient, accumulated for later distribution to vested participants (in which case this treatment may be put in a separate agreement in order for such treatment not to be subject to Section 409A of the Code), or distributed to the award recipient as paid. An employee who receives an award of restricted stock may also in the discretion of the Committee be entitled, during the restriction period, to exercise voting rights with respect to such restricted stock.
     20. Nontransferability. Shares of restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered and shall not be subject to execution, attachment, garnishment or other similar legal process, except as otherwise provided in the applicable award agreement. Upon any attempt to sell, transfer, assign, pledge, or otherwise encumber or dispose of the restricted stock contrary to the provisions of the award agreement or the Plan, the restricted stock shall immediately be forfeited to the Corporation.

     21. Termination of Employment. In the case of a participant’s permanent disability, death, termination of employment by the Corporation other than for cause (as defined in Paragraph 13 above) or special circumstances, as determined by the Committee, any purely temporal restrictions remaining with respect to shares of restricted stock as of the date of such disability, death or termination of employment shall lapse and, if any performance objectives are applicable, the shares of restricted stock shall continue to vest as if the participant’s employment had not terminated until the prescribed time for determining attainment of performance objectives has passed and the appropriate determination has been made. If the participant’s employment with the Corporation is terminated as a result of (a) the retirement of the participant at or after age 62, or (b) an Early Retirement, subject to the provisions of Paragraph 36 below, then, in either such case, the shares of restricted stock shall continue to vest as if the participant’s employment had not terminated until such time as the remaining temporal restrictions lapse and, if any performance objectives are applicable, the prescribed time for determining attainment of performance objectives has passed and the appropriate determination has been made. If a participant’s employment with the Corporation is voluntarily or involuntarily terminated for any other reason during the restriction period, the shares of restricted stock shall be forfeited.
     22. Effect of Stock Dividends, Merger, Recapitalization or Reorganization or Similar Events. In the event of a stock dividend, merger, recapitalization, reorganization or other transaction described in Paragraph 14 above, the terms and conditions of the restricted stock awards shall be adjusted in a manner consistent with adjustments made to options granted under the Plan.
     23. Change in Control. Awards of restricted stock and participants who are awarded restricted stock shall be subject to the terms of Paragraph 35 below.
     24. Cancellation. The Committee may at any time, with due consideration to the effect on the holder of Section 409A of the Code, require the cancellation of any award of restricted stock in consideration of a cash payment or alternative award under the Plan equal to the fair market value of the cancelled award of restricted stock.
D. CASH PERFORMANCE AWARDS
     25. Awards and Period of Contingency. The Committee may, concurrently with, or independently of, the granting of an option or SSAR under the Plan, in its sole discretion, grant to a participant the opportunity to earn a cash performance payment, conditional upon the satisfaction of objective pre-established performance criteria during a performance period. The performance period shall be not less than three (3) fiscal years of the Corporation, including the year in which the conditional grant is made. Any performance criteria established by the Committee shall include one or more objective formulas or standards for determining the amount of the performance payment payable to a participant if the criteria are satisfied and shall otherwise meet the requirements of Section 162(m) of the Code and the regulations thereunder. The performance criteria may be fixed by the Committee for the Corporation as a whole or for a subsidiary or division of the Corporation, depending on the Committee’s judgment as to what is most appropriate for the individual involved, and shall be set by the Committee not later than the 90th day after the commencement of the period of services to which the performance payment relates or by the time 25% of such period of services has elapsed. Performance criteria shall be based on at least one or more of the following factors which the Committee deems appropriate, as they apply to the Corporation as a whole or to a subsidiary or a division: (a) earnings per share, (b) operating earnings, (c) return on equity, and (d) return on investment. The performance criteria with respect to a performance period will be the same for all persons within the same business unit. The material terms of the performance criteria shall be subject to stockholder approval to the extent provided in regulations promulgated under Section 162(m) of the Code.
     26.  Determination of Payment Amount. The aggregate maximum cash payout for any business unit within the Corporation or the Corporation as a whole shall not exceed a fixed percentage of the annual average earnings increase of the relevant entity during the performance period, such percentages and dollar amounts to be determined by the Committee annually when performance criteria are established. In no event can an individual receive an annual payment which exceeds $2 million. A performance payment shall be payable with respect to a performance period only if the Committee shall have certified that the applicable performance criteria have been satisfied. The Committee shall also have the power to approve proportional or adjusted payments under the Plan to address situations where participants join the Corporation, or transfer within the Corporation, during a performance period. The Committee shall have the discretion to decrease the amount payable upon attainment of the performance criteria (as determined under such formula or standard) to take into account the effect of any unusual, non-recurring circumstance, but shall have the discretion to increase the amount payable to take into account any such effect only if such discretion would not cause such compensation to fail to qualify as “qualified performance-based compensation” for purposes of Section 162(m) of the Code. Cash performance awards shall be paid no later than March 15 of the year following the year in which the Committee certifies that the performance criteria have been satisfied.
     27. Effect of Death, Disability or Early Retirement. If a participant in the Plan holding a cash performance award dies or becomes permanently disabled while employed by the Corporation, then, subject to the provisions of Paragraph 36 below, the participant (or the participant’s estate or the legatees or distributees of the participant’s estate, as the case may be) shall be entitled to receive on the payment date the cash payment which the participant would have earned had the participant then been an employee of the Corporation, multiplied by a fraction, the numerator of which is the number of months the participant was employed by the Corporation during the performance measurement period and the denominator of which is the number of months of the performance measurement period (treating fractional months as whole months in each case).
     If the participant in the Plan is the subject of Early Retirement I or Early Retirement II (as defined in Paragraph 11) and on the date of such Early Retirement the participant holds one or more outstanding cash performance awards, the Committee, or if the Committee delegates to the Corporation’s Chief Executive Officer such authority, the Corporation’s Chief Executive Officer, shall determine in its sole discretion whether the participant shall receive any payment and, if so, the amount thereof on the date or dates following the date of the participant’s Early Retirement on which the Corporation pays cash performance awards for the performance measurement period relating to any such outstanding cash performance award held by such participant. Any such payment to the participant shall be subject to the provisions of Paragraph 36 below and may not exceed the amount that the participant would have been entitled to receive had the participant been an employee of the Corporation on such payment date. Except as provided in this Paragraph 27, if the participant is the subject of Early Retirement I or II, all cash performance awards held by such participant shall be canceled and all of the participant’s awards thereunder shall terminate as of the effective date of such Early Retirement. If the participant in the Plan is the subject of Early Retirement III, all cash performance awards held by such participant shall be cancelled and all of the participant’s rights thereunder shall terminate as of the effective date of such Early Retirement.
     28. Effect of Normal Retirement. If, before the date of payment, the participant retires on or after age 62, the participant shall be entitled to receive on the payment date the same amount of cash which the participant would have earned had such participant then been an employee of the Corporation as of such date.
     29. Effect of Other Terminations of Employment.
     (a) General Termination. If a participant’s employment with the Corporation is terminated for any reason, whether voluntary, involuntary, or for cause (as defined as Paragraph 13 above), other than those described in Paragraphs 27 or 28 above or in Paragraph 29(b) below, then his or her cash performance awards shall be canceled and all of the participant’s rights under any award shall terminate as of the effective date of the termination of such employment.
     (b) Pre-Payment Termination. If, after the end of a performance measurement period and before the date of payment or distribution of any final award, a participant’s employment is terminated, whether voluntarily or involuntarily for any reason other than for cause (as defined in Paragraph 13 above), the participant shall be entitled to receive on the payment or distribution date the cash payment which the participant would have earned had the participant continued to be an employee of the Corporation as of the payment or distribution date.
     30. Change in Control. The terms of any performance criteria and each participant who is granted a cash performance award shall be subject to the terms of Paragraph 35 below.
E. GENERAL PROVISIONS
     31. Legal Compliance. It is the intent of the Corporation that the Plan comply in all respects with applicable provisions of the Exchange Act, including Section 16 and Rule 16b-3, so that any grant of options, SSARs or restricted stock to, or other transaction by, a participant who is subject to the reporting requirements of Section 16(a) of the Exchange Act shall not result in short-swing profits liability under Section 16(b) (except for any transaction exempted under alternative Exchange Act rules or intended by such participant to be a non-exempt transaction). It is also the intent of the Corporation that any compensation income realized in connection with options, SSARs, restricted stock or any cash performance payments made under the Plan constitute “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code so that any deduction to which the Corporation is entitled in connection with such compensation will not be subject to the limitations of Section 162(m)(1) of the Code. Accordingly, if any provision of the Plan or any agreement relating to an option or SSAR grant, a restricted stock award or cash performance award does not comply with the requirements of Rule 16b-3 as then applicable to any such transaction so that such a participant would be subject to Section 16(b) liability (except for any transaction exempted under alternative Exchange Act rules or intended by such participant to be a non-exempt transaction), or if any provision of the Plan or any agreement relating to an option or SSAR grant, a restricted stock award or cash performance award would limit, under Section 162(m)(1) of the Code, the amount of compensation income to an optionee or participant that the Corporation would otherwise be entitled to deduct, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, or to eliminate such deductibility limitation, and the participant shall be deemed to have consented to such construction or amendment.
     32. Withholding Taxes. The Corporation shall make arrangements for the collection of any Federal, State or local taxes of any kind required to be withheld with respect to any transactions effected under the Plan. The obligations of the Corporation under the Plan shall be conditional on satisfaction of such obligations and the Corporation, to the extent permitted by law, shall have the right to deduct any such taxes from any payment of any kind otherwise due to or with respect to a participant. A participant shall be solely responsible for any tax or other amounts payable with respect to amounts included in participant’s income under Section 409A of the Code in respect of awards received under the Plan, including penalties or interest.
     33. Effect of Recapitalization or Reorganization. The obligations of the Corporation with respect to an option, SSAR, restricted stock award or cash performance award granted under the Plan shall be binding upon the Corporation, its successors or assigns, including any successor or resulting company either in liquidation or merger of the Corporation into another company owning all the outstanding voting stock of the Corporation or in any other transaction whether by merger, consolidation or otherwise under which such succeeding or resulting company acquires all or substantially all the assets of the Corporation and assumes all or substantially all its obligations, unless options or SSARs are terminated in accordance with Paragraph 14.
     34. Employment Rights and Obligations. Neither the granting of any option or SSAR, nor the making of a restricted stock or cash performance award under the Plan, nor the provisions related to a change in control of the Corporation (as defined below) or a Person (as defined below) seeking to effect a change in control of the Corporation, shall alter or otherwise affect the rights of the Corporation to change any and all the terms and conditions of employment of any participant including, but not limited to, the right to terminate such participant’s employment.
     35. Change in Control. Each participant, upon acceptance of a grant of options, SSARs, restricted stock award or cash performance award, and as a condition to such grant or award, shall be deemed to have agreed that, in the event any Person begins a tender or exchange offer, circulates a proxy to shareholders, or takes other steps seeking to effect a change in control of the Corporation (as defined below), such participant will not voluntarily terminate his or her employment with the Corporation or with a direct or indirect subsidiary of the Corporation, as the case may be, and, unless terminated by the Corporation or such subsidiary, will continue to render services to the Corporation or such subsidiary until such Person has abandoned, terminated or succeeded in such efforts to effect a change in control.
     In the event of a change in control,
          (i) all options and SSARs to purchase or acquire shares of common stock of the Corporation shall immediately vest and become exercisable in accordance with the terms of the appropriate stock option or SSAR agreement;

          (ii) all outstanding restrictions, including any performance objectives, with respect to any restricted stock shall immediately expire and be deemed to have been satisfied;
          (iii) with respect to cash performance award grants:
               (A) all cash performance awards outstanding shall immediately vest and become immediately due and payable;
               (B) the performance measurement period of all cash performance awards outstanding shall terminate on the last day of the month prior to the month in which the change in control occurs;
               (C) the participant shall be entitled to a cash payment the amount of which shall be determined in accordance with the terms and conditions of the Plan and the appropriate cash performance award agreement, which amount shall be multiplied by a fraction, the numerator of which is the actual number of months in the performance measurement period (as determined in accordance with clause (iii)(B) above) and the denominator of which is 36 (or 48 if the performance measurement period established at the date of grant is four (4) years or more); and
               (D) the Continuing Directors (as defined in Article Fourteenth of the Corporation’s Certificate of Incorporation) shall promptly determine whether the participant is entitled to any performance award, and any performance award payable shall be paid to the participant promptly but in no event more than five (5) days after a change in control;
          (iv) the Continuing Directors shall have the sole and complete authority and discretion to decide any questions concerning the application, interpretation or scope of any of the terms and conditions of any grant, award or participation under the Plan, and their decisions shall be binding and conclusive upon all interested parties; and
          (v) other than as set forth above, the terms and conditions of all grants and awards shall remain unchanged.
     A “change in control” shall be deemed to have taken place upon the occurrence of any of the following events (capitalized terms are defined below):
          (i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation (not including in the securities beneficially owned by such Person any securities acquired directly from the Corporation or its Affiliates) representing 20% or more of either the then outstanding shares of common stock of the Corporation or the combined voting power of the Corporation’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below; or
          (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on January 1, 2006, constituted the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Corporation) whose appointment or election by the Board or nomination for election by the Corporation’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors in office at the time of such approval or recommendation who either were directors on January 1, 2006 or whose appointment, election or nomination for election was previously so approved or recommended; or
          (iii) there is consummated a merger or consolidation of the Corporation or any direct or indirect subsidiary of the Corporation with any other corporation, other than (A) any such merger or consolidation after the consummation of which the voting securities of the Corporation outstanding immediately prior to such merger or consolidation continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the voting securities of the Corporation or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) any such merger or consolidation effected to implement a recapitalization of the Corporation (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Corporation or its Affiliates) representing 20% or more of either the then outstanding shares of common stock of the Corporation or the combined voting power of the Corporation’s then outstanding securities; or
          (iv) the stockholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation or there is consummated an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation’s assets, other than a sale or disposition by the Corporation of all or substantially all of the Corporation’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Corporation in substantially the same proportions as their ownership of the Corporation immediately prior to such transaction or series of transactions.
     For purposes of this Paragraph 35, the following terms shall have the meanings indicated:
                (i) “Affiliate” shall have the meaning set forth in Rule 12b-2 under Section 12 of the Exchange Act.
           (ii) “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act, except that a Person shall not be deemed to be the Beneficial Owner of any securities which are properly filed on a Schedule 13-G.
           (iii) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.
           (iv) “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Corporation or any of its Affiliates, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation.
     To the extent deemed necessary or advisable by the Committee to comply with the provisions of Section 409A of the Code, the Committee is authorized to use the definition of “change in the ownership or effective control of a corporation or a change in the ownership of a substantial portion of the assets of the corporation” in Section 409A(a)(2)(A)(v) of the Code and the regulations thereunder in lieu of the definition of “change in control” in this Paragraph 35 with respect to all or a portion of options, SSARs, restricted stock awards or cash performance awards outstanding under the Plan.
     36. Non-compete. (a) Any Early Retirement taken by any participant and the benefits thereof, as contemplated in Paragraphs 11, 21 and 27, unless such benefits are waived in writing by the participant, shall be subject to the provisions of this Paragraph 36. Any participant who is the beneficiary of any such Early Retirement shall be deemed to have expressly agreed not to compete with the Corporation or any subsidiary of the Corporation at which such participant was employed at any time in the three (3) years immediately prior to termination of employment, as the case may be, in the geographic area in which the Corporation or such subsidiary actively carried on business at the end of the participant’s employment there, for the period with respect to which such Early Retirement affords the participant enhanced benefits, which period shall be, (a) with respect to stock options or SSARs, the additional period allowed the participant for the vesting and exercise of options or SSARs outstanding at termination of employment, (b) with respect to restricted stock, the period remaining after the participant’s termination of employment until the end of the original restriction period for such restricted stock, and (c) with respect to cash performance awards granted under the Plan, the period until the payment date following the end of the last applicable performance period.
     (b) In the event that a participant shall fail to comply with the provisions of this Paragraph 36, the Early Retirement shall be automatically rescinded and the participant shall forfeit the enhanced benefits referred to above and shall return to the Corporation the economic value theretofore realized by reason of such benefits as determined by the Committee. If the provisions of this Paragraph 36, or the corresponding provisions of a stock option, SSAR, restricted stock award or cash performance award agreement, shall be unenforceable as to any participant, the Committee may rescind the benefits of any such Early Retirement with respect to such participant.
     (c) If any provision of this Paragraph 36, or the corresponding provisions of a stock option, SSAR, restricted stock award or cash performance award agreement, is determined by a court to be unenforceable because of its scope in terms of geographic area or duration in time or otherwise, the Corporation and the participant agree that the court making such determination is specifically authorized to reduce the duration and/or geographical area and/or other scope of such provision and, in its reduced form, such provision shall then be enforceable; and in every case the remainder of this Paragraph 36, or the corresponding provisions of a stock option, SSAR, restricted stock award or cash performance award agreement, shall not be affected thereby and shall remain valid and enforceable, as if such affected provision were not contained herein or therein.
     37. Interpretation. The Committee shall have the sole and complete authority and discretion to decide any questions concerning the application, interpretation or scope of any of the terms and conditions of the Plan, stock option, SSAR, restricted stock award or cash performance award agreement entered into pursuant to the Plan, and its decisions shall be binding and conclusive upon all interested parties. Reference to any statute or regulation in the Plan shall mean such statute or regulation in effect from time to time and shall include any successor statute or regulation.
     38. Amendment. Except as expressly provided in the next sentence, the Board of Directors may amend the Plan in any manner it deems necessary or appropriate (including any of the terms, conditions or definitions contained herein), or terminate the Plan at any time prior to January 31, 2015; provided, however, that any such termination will not affect the validity of any then outstanding options, SSARs, restricted stock awards or cash performance awards previously granted under the Plan, as the case may be. Without the approval of the Corporation’s stockholders, the Board of Directors cannot: (a) increase the maximum number of shares covered by the Plan or change the class of employees eligible to receive options, or SSARs, or restricted stock or cash performance awards; (b) reduce the exercise price of any option or base price of a SSAR below the fair market value of the Common Stock on the date of the option or SSAR grant; (c) extend beyond 120 months from the date of the grant the period within which an option or SSAR may be exercised; or (d) make any other amendment to the Plan that would constitute a modification, revision or amendment requiring shareholder approval pursuant to any applicable law or regulation or rule of the Exchange.
     39. Effective Date and Termination Date of Plan. The Plan shall become effective on February 1, 2005, and will terminate on January 31, 2015, provided that no ISOs shall be granted under the Plan after February 11, 2014. No non-qualified stock options, SSARs, restricted stock or cash performance awards shall be granted after January 31, 2015. The amendments to the Plan adopted November 3, 2005 and February 2, 2006 shall become effective January 1, 2006.
     40. Foreign Jurisdictions. The Committee may adopt, amend, and terminate such arrangements, not inconsistent with the intent of the Plan, as it may deem necessary or desirable to make available tax or other benefits of the laws of foreign jurisdictions to participants who are subject to such laws.
     41. Governing Law. The Plan and all grants, options, SSARs, awards and payments made hereunder shall be governed by and interpreted in accordance with the laws of the State of New York.

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